UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

Carrier EQ, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56037	37-1981503
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

186 Lincoln Street, Third Floor, Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 841-7207

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events.

Carrier EQ, LLC (the “Company”) is a wholly-owned subsidiary of Lake Niassa Empreendimentos e Participacões Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil ("Lake Niassa") that is, in turn, wholly-owned by Via Varejo S.A., a corporation organized under the laws of the Federative Republic of Brazil ("Via Varejo"). Lake Niassa is the sole manager and member of the Company.

On February 10, 2022, Lake Niassa, as the sole member of the Company filed a certificate of cancellation with the Secretary of State of Delaware in connection with the voluntary dissolution of the Company. All activity of the Company is being ceased in its entirely. The Company’s business will be wound up in accordance with the Company’s Limited Liability Company Agreement and the Delaware Limited Liability Company Act and the Company will file a Form 15 with the Securities Exchange Commission to terminate the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), after which the Company will no longer be required to file reports under Sections 13 and 15(d) of the Exchange Act.

A copy of the certificate of cancellation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1*	Certificate of Cancellation
104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrier EQ, LLC

Date: February 11, 2022	By:	/s/ Flávio Xavier Ferreira
Flávio Xavier Ferreira
Principal Executive Officer